FINAL TRANSCRIPT OMTR — Omniture to Acquire Visual Sciences Event Date/Time: Oct. 25. 2007 / 6:00PM ET www.streetevents.com Contact Us © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Oct. 25. 2007 / 6:00PM, OMTR - Omniture to Acquire Visual Sciences

CORPORATE PARTICIPANTS

Mike Look
Omniture Inc. - IR

Josh James
Omniture Inc. - CEO and Cofounder

Mike Herring
Omniture Inc. - Executive VP and CFO

Jim MacIntyre
Visual Sciences - CEO

CONFERENCE CALL PARTICIPANTS

Kyle Evans
Stephens, Inc. - Analyst

Jason Maynard
Credit Suisse - Analyst

Brent Thill
Citi - Analyst

Lev Polinsky
JPMorgan - Analyst

Keith Weiss
Morgan Stanley - Analyst

Patrick Walravens
JMP Securities - Analyst

Richard Baldry
Canaccord Adams - Analyst

David Hilal
Friedman, Billings, Ramsey & Co. - Analyst

Aaron Kessler
Piper Jaffray - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Omniture Acquisition of Visual Sciences Conference Call. My name is Tony and I'll be your coordinator for today. At this time, all participants are in a listen-only mode, and we will conduct a question and answer session towards the end of this conference.

(OPERATOR INSTRUCTIONS)

I'd now like to turn the presentation over to your host for today, Mr. Mike Look with Omniture Investor Relations. Please proceed, sir.

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© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT Oct. 25. 2007 / 6:00PM, OMTR — Omniture to Acquire Visual Sciences Mike Look - Omniture Inc. — IR Thank you very much, Tony. Hello, everyone, and thank you for joining us on such short notice. This afternoon, we will discuss Omniture’s proposed acquisition of Visual Sciences. With me today are Josh James, CEO and Cofounder of Omniture, Mike Herring, Executive Vice President and CFO of Omniture and Jim MacIntyre, CEO of Visual Sciences. In a moment, I’ll turn the call over to Josh, who will discuss the strategic rationale with the proposed acquisition and Omniture’s view of the online business optimization opportunity. Then Jim will discuss his perspective about the proposed acquisition. Jim will be followed by Mike, who will provide a summary of the details for this transaction. Today’s call is being Webcast and recorded. A replay of today’s call will be available on Omniture’s Investor Relations website at www.omtr.com approximately one hour after the conclusion of this call. The audio and archive Webcast may not be re-recorded or otherwise reproduced or distributed without prior written permission from Omniture. A copy of today’s press release is currently available on our website. We encourage you to review the release as we deliver our prepared remarks. Some of the statements we will make on today’s call may constitute forward-looking statements, within the meaning of Section 21e of the Securities Exchange Act of 1934 and Section 27a of the Securities Act of 1933. These statements relate to, among other things, our expectations with respect to completing the transaction, as well as the strategic benefits of the transaction. We wish to caution you that such statements are just predictions based on current expectations and assumptions regarding future events, and involve risks and uncertainties that could cause actual results to differ materially, including risks relating to obtaining required regulatory approvals and satisfying closing conditions, as well as risks associated with successfully integrating the companies and realizing the expected benefits. We refer you to the reports that Omniture files from time to time with the Securities and Exchange Commission, which are available on our website and contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or other forward-looking statements. Omniture undertakes no duty to update any forward-looking statements to conform the statement to actual results or changes in the Company’s expectations. Also, please be aware that Omniture intends to file with the SEC a registration statement on Form S-4, which will include a joint proxy statement perspective of Omniture and Visual Sciences and other relevant materials in connection with proposed transactions. The joint proxy statement prospectus will be mailed to stockholders of Omniture and Visual Sciences. Investors and security holders of Omniture and Visual Sciences are urged to read the joint proxy statement perspective and other relevant materials when they become available because they will contain important information about Omniture, Visual Sciences and the proposed transaction. The joint proxy statement prospectus and other relevant materials when they become available and any other documents filed by Omniture and Visual Sciences with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. I would also like to mention that pertinent information related specifically to the proposed transaction will also be made available on Omniture’s website at www.omniture.com. At this time, I’ll turn the call over to Omniture’s CEO, Josh James. Go ahead, Josh. Josh James — Omniture Inc. — CEO and Cofounder Thank you, [Mickey]. And thanks to all of you for joining us this afternoon. I’m very excited to announce tha t Omniture has signed a definitive agreement to acquire Visual Sciences in the first public-to-public acquisition of two software-as-a-service companies. With the tremendous growth opportunities we see in the online optimization market, we believe that, in addition www.streetevents.com Contact Us 2 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT Oct. 25. 2007 / 6:00PM, OMTR — Omniture to Acquire Visual Sciences to being financially accretive to our shareholders, this is a strategic investment that will drive increased value for customers and partners. We believe this is an ever-expanding market opportunity and this is highlighted by the fact that Omniture expects to report financial results that will exceed its prior guidance for Q3 and for 2007, in terms of revenue, EPS, and EBITDA. And Visual Sciences is also indicating today that it expects to meet or exceed its Q3 guidance and consensus non-GAAP numbers. We think this combination positions us better to build the solutions that so many companies are interested in. While both Omniture and Visual Sciences have independently growing businesses, a combined entity accelerates scale so we can more aggressively reinvest in the functionality and service this opportunity deserves. At a high level, there are three key reasons why this acquisition is compelling and important at this time. Number one, it creates the opportunity to sell a richer solution set to over 4,000 customers. Number two, this transaction is expected to be accretive to earnings immediately after closing. And number three, it creates the ability to use the increased revenue and efficiency to invest more aggressively in the technologies and sales organizations that drive the success through Omniture. Before I talk about the transaction specifically, I would like to spend a few minutes and talk about the dynamics of the combination of two on-demand companies because it’s very different from typical acquisitions in the software world. The acquisition of an on-demand business has certain unique characteristics that create opportunities for those that are familiar with the business. We believe the right combination can result in significant retained revenue, unique opportunities to cut costs, and expand the addressable market and a shorter time to leverage intellectual property. Let me focus on two key advantages to the on-demand model that we believe are important to understanding the potential value of this combination. First, although software-as-a-service companies develop software, it’s not sold in the traditional sense, but rather the Company itself produces the functioning of those products as a service. This is an important distinction because we require a software-as-a-service business, you are taking on the responsibility to service all the existing customers of that business. For a company that is in the same space and already has the infrastructure and business processes in place for developing and delivering software as a service, there are natural expense synergies to be found because of duplicated efforts. Equally compelling in these types of transactions, you are also able to take advantage of the significant value locked up in the existing base of customers. In the case of acquisition of Visual Sciences, we are not just acquiring products, but a customer base with significant value. The complementary nature of our customer base results in the true additive combination where we can look to retain and build upon those relationships. Unique to our position as the acquirer is our knowledge of their business and ability to achieve cost synergies and revenue synergies that would be unattainable by others, resulting in financial returns to our shareholders that other companies would not be able to achieve. A second advantage to combining two software-as-a-service companies is that, unlike any other software acquisitions that must maintain legacy code bases, support and infrastructure requirements, it allows the combined company to consolidate those functions. This allows the software-as-a-service acquirer to leverage intellectual property acquired and push it out across [it’s] network much faster with tangible benefits that include shorter time to offering both customer bases the features and functiona lities of the combined technologies. This dynamic is a new one in the history of business combinations. Cell phones companies and bank mergers, for instance, focus on these advantages. But the network infrastructure and service nature of the on-demand delivery model is now bringing these advantages to software. www.streetevents.com Contact Us 3 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT Oct. 25. 2007 / 6:00PM, OMTR — Omniture to Acquire Visual Sciences I’d like to reiterate once more that we believe the economics are very compelling and thus they justify this kind of peer-to-peer acquisition much earlier in a market’s evolution than might otherwise be expected. Where the business intelligence market matured for years before the financial rationale for combination has became obvious, the benefits here are so immediately apparent that we believe it makes more sense to pursue these combinations now, despite the early stage of the online optimization market. During the process of this acquisition, we looked at all the available options. And in the end, we felt like this transaction with Visual Sciences had the best strategic fit and the chance for the optimum financial return. As an aside, we not at liberty to talk about the specific other companies we spoke to during this process. In the combination we are announcing today, each of our core products is delivered in an on-demand environment that requires no software or hardware installation at the customer site. When combined with the fact that the core value proposition provided by Visual Sciences’ HBX products is very similar to the web analytics functionality provided by Omniture, Omniture SiteCatalyst will result in scale of efficiency in all areas of the business, including sales, marketing, development, delivery and support. With that as a backdrop, I’d like to elaborate on our strategy for this particular acquisition. As we’ve mentioned many times, we look at potential acquisitions as fitting into one of three categories. The first is expansion into geographies where Omniture believes there is significant market potential. The second — and that, for the most part, by the way, is in the international. The second is domestic consolidation that would bring financial leverage and increase leadership. And the third category is strategic technology acquisitions that accelerate delivery of key products and features. The acquisition of Visual Sciences falls into the category of domestic consolidation and is therefore a financial transaction that must be justified purely based on the financial analysis. We believe the financial analysis fully supports this acquisition. And on top of the financial benefits, there are other benefits, such as advanced technology, that could potentially enhance our overall offering. I would emphasize that we are addressing a huge market opportunity defined with a rapid growth of online advertising and online business in general. Omniture’s position in this market is unique because we are independents and also founded on the concept that independently managing analytics is the foundation for expansion into optimization and automation of online business. We believe that this role is key to delivering increased value because it not only allows us to measure performance, but optimize and automate their online business including marketing campaigns, regardless of whether those campaigns run on display ad network, search network, email, or any other outlet. Once a business has analytics as the base for online measurement, they use this to make informed decisions about where to spend money to generate return. We believe web analytics alone is a $3 billion or $4 billion-market at only 50% penetration. And that these analytics are critical for marketers to make informed decisions about to spend tens of billion of dollars in display ads, search ads, email and many other outlets. The growth of online marketing and rates to deliver increased value to both advertisers and publishers is a large and competitive marketplace that requires significant investment. The size and importance of this market is shown by the investments of large players including Microsoft, Google, Yahoo and others to both their competitive position and expand their reach. This is why Omniture views the combination with Visual Sciences as a strategic investment that should be made at this time. The combination of [accurately] delivered scale in revenue scale and customer base and scale in functionality that can be used to enhance our existing offerings. Similar to Omniture, Visual Sciences has a history of working with sophisticated enterprises www.streetevents.com Contact Us 4 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT Oct. 25. 2007 / 6:00PM, OMTR — Omniture to Acquire Visual Sciences in online and multi-channel business optimization. And of course, these enterprises represent an opportunity for Omniture to sell additional products and services. Visual Sciences has over 1,500 customers including Blue Chip companies such as British Airways, Best Buy, Bloomingdale’s, Marriott, Fox News, Wachovia, FedEx, Travelocity, AT&T, Commonwealth Financial, City Search, CitiMortgage, CBS News, and the list goes on and on. It’s interesting to note that most of these companies I mentioned are using the Visual Site technology. We will aggressively work to combine the best pieces of the Visual Site technology and Omniture’s Discover product. There will still be two products going forward known as Discover and [Discover OnSite]. These products will look more and more similar over time. There are three key reasons the acquisition of Visual Sciences is important at this time and I want to make sure I explain them clearly. The first is increased market opportunity. This results in a broader customer base of over 4,000 customers. And as Omniture continues to increase the functionality available in its suite of products that functionality can be delivered to a broader and broader set of customers. For example, the functionality of Omniture products such as SearchCenter, TouchClarity, the partner integrations of our Genesis network, and soon Offermatica are high performance products that will be seamlessly available to a much larger, fertile ground of potential customers. Additionally, we believe that Visual Sciences technology presents some interesting multi-channel opportunities, which, over time, can be a strong competitive advantage and another way to increase our market opportunity. The second is increased efficiency. As a company, whether we’re supporting 2,500 or 4,000 customers, there are a lot of resources that are duplicated. Over time, we’ll be able to rationalize those expenses. As we stated previously, as Visual Sciences features are integrated into the SiteCatalyst platform, those features can be rolled out to the combined customer base without requiring big changes in infrastructure at the customer site. In other words, no new hardware or software installations cycled at unduly delayed adoption. The third is increased scale. We’ll be able to use the revenue efficiency to invest more aggressively in our products to the benefit of the entire customer base. This investment will also result in greater research and development, sales, marketing, overseas expansion, and the ability to beat the drum of Omniture’s online business optimization even louder. These three benefits are the promises of successfully integrating two software-as-a-service companies and we’re optimistic in our ability to make them happen. It’s important for investors to understand, however, that once closed, we’ll be making certain changes to the operation of the Visual Sciences, chief among them, the conversion of perpetual license sales and revenue to term license or to on-demand. And thus, we would caution investors not to assume that the current expected results for the standalone Visual Sciences business will drive the same financial results as a part of Omniture. I would also like to spend a minute to talk about the Visual Sciences customers and employees. We welcome the opportunity to serve Visual Sciences’ customers and we look forward to working with Visual Sciences’ employees to build a great company that will continue to drive value for its customers and its shareholders. We also want to express our concern for the Visual Sciences’ employees that are dealing with the wildfires in San Diego and we hope for the safety of you and your family. I’d now like to turn some time over to Jim MacIntyre, CEO of Visual Sciences to discuss his thoughts on the proposed acquisition. J im will be followed by Mike Herring, Omniture’s CFO, who will provide the financial details on the proposed transaction. Jim? Jim MacIntyre — Visual Sciences — CEO Thanks, Josh. Today is a very exciting day for the Visual Sciences team. As you know, Visual Sciences has initiated the formal sales process in August and we’re pleased to announce that the process has resulted in today’s announcement. www.streetevents.com Contact Us 5 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT Oct. 25. 2007 / 6:00PM, OMTR — Omniture to Acquire Visual Sciences The Visual Sciences board and management team are very enthusiastic about the outcome and believe that by joining forces with Omniture, we are providing our customers with a solution that will deliver long-term leadership in the market that is in its very early stages. Visual Sciences shares Omniture’s passion for delivering value and innovations to our customers. We look forward to working with the Omniture team to provide our clients with an even broader selection of offerings and exciting new innovations. I also want to take a moment to update you all on our Q3 results at Visual Sciences. We have not yet finalize the full review and audit of our Q3 results, but I can confirm that we expect to report financial results that meet or exceed our guidance as announced on August 2, 2007, excluding the GAAP expense associated with the Net Ratings legal settlement. Now, I’d like to turn the call back over to Mike Herring. Mike Herring — Omniture Inc. — Executive VP and CFO Thanks, Jim. First, I would like to cover the high level terms of the agreement. Under the terms of the agreement, Visual Sciences stockholders will receive 0.49 shares of Omniture common stock and $2.39 in cash for every share of Visual Sciences common stock. Based upon Omniture and Visual Sciences closing prices today, Thursday, October 25, 2007, this represents a price of $17.83 per share of Visual Sciences common stock and a 7% premium over today’s close. Visual Sciences stockholders will have 13.7% ownership in the combined company. The transaction is valued at approximately $390 million. This transaction will be accounted for under purchase accounting and we expect it to close in the first half of [2007]. The acquisition is contingent upon stockholder approval by both companies and customary regulatory approvals. We expect the transaction to be accretive following the close on a non-GAAP basis. This non-GAAP accretive expectation excludes any impact of the loss of deferred revenue following the close due to purchase accounting. As you know, our businesses market, sell and deliver similar products and services and we do expect to realize some revenue synergies and cost savings when combining the two companies. We have undertaken a thoughtful and careful financial analysis in putting these two companies together. We will continue to refine our financial analysis between today and close. We plan to provide specific financial targets once the two companies are combined. Finally, while we have not yet completed our review and audit of our September quarter results, I’m happy to report that we expect revenue, EPS, and EBITDA to exceed the high end of our guidance range we provided on July 25, 2007. We will announce our final third quarter financial results after the close of market on October 30, 2007 as previously announced. We made the decision to provide today’s update only a few days before our earnings call as we wanted to be clear that both businesses are healthy and performing at or above expected levels. Both Omniture and Visual Sciences will provide more detail and color in their respective previously scheduled earnings call in the coming weeks. I would now like to hand the call back to Josh for closing comments and some Q&A. www.streetevents.com Contact Us 6 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT Oct. 25. 2007 / 6:00PM, OMTR — Omniture to Acquire Visual Sciences Josh James - Omniture Inc. — CEO and Cofounder Thank you, Mike. We believe that this is an excellent outcome for the customers and the employees, the partners and the shareholders of both Omniture and Visual Sciences. We look forward to working together to continue to build a world-class software-as-a-service organization. I’d now like to open up the call for questions. Operator, please go ahead. Q U E S T I O N S A N D A N S W E R S Operator (OPERATOR INSTRUCTIONS) Your first question comes from Kyle Evans with Stephens. Please proceed. Kyle Evans — Stephens, Inc. — Analyst Hey, guys. Good afternoon. First question is when I looked at the top of the market for high-end sophisticated web analytics, I viewed it, kind of, as a Discover versus Visual Site. And now that I’m thinking about you two together, I was wondering if you could help me think about the broader landscape and who else you might be competing against, there, as it relates to WebTrends, Coremetrics, maybe SPSS or SAS? Josh James — Omniture Inc. — CEO and Cofounder Yes, those are all on the list. This is Josh. So, certainly those folks and there’s companies like Netezza that are out there, Teradata and now have solutions, business intelligence companies that compete somewhat with our Discover product and the Visual Site product. And one of the things that we thought most compelling as we were doing our due diligence and, certainly, it was way-late into the due diligence before we finally got to have a glimpse of the Visual Site product for obvious reasons. But we’ve been extremely impressed on our side — there’s some really interesting — I guess going into it, we were wondering is it going to be Discover and everything melded into Discover? Or, is it going to be Discover stuff melding over into Visual Sciences? And they are different enough and go after our markets in a different enough way that it actually makes sense to take the functionality from both of those and build them into both products because one is going to be offered as an on-demand product and the other one is offered as a license. But one thing, as Mike mentioned that we’re going to do, is make sure that going forward, we charge only on a term basis and not a perpetual basis. So, from a financial perspective, we’ll get the same results. But from a product perspective, there’s some interesting technologies in both products that we’re going to make sure end up in both Discover and Discover OnSite, which will be what we’ll call the Visual Site product. So, we’re going to make our products better and have a better chance to go out there and compete with the companies that we just mentioned. Because, we believe that there is a big opportunity out there. And then also, one thing that Visual Site has www.streetevents.com Contact Us 7 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT Oct. 25. 2007 / 6:00PM, OMTR — Omniture to Acquire Visual Sciences done well, has really address the multi-channel opportunity with call centers of point-of-sale solutions and to be able to have more of an entrée into that. Because we’ve always talked about our business being online business optimization and we’ve always defined online as digitally connected, but of course we have multi-channel — we have some multi-channel experience. But Visual Sciences is focused primarily — not primarily — but squarely on that multi-channel opportunity and we believe that there’s an opportunity for us to build and take advantage of that as a combined company. Kyle Evans — Stephens, Inc. — Analyst So if I look down kind of the rest of the tech stack that they have there and I look at some of the overlap, where is the lowest hanging fruit from a product integration standpoint as it relates to something like, say, a [their] product and your SearchCenter product? Josh James — Omniture Inc. — CEO and Cofounder Right. So that’s definitely one area where we have similar products and we’re going to continue this. There’s that, but there’s also HBX and SiteCatalyst. Those are very similar products. And we’ve been out there competing in the marketplace and we’ve been fairly successful on the Omniture side of SiteCatalyst. And as we’ve talked about in conference calls before and talked about in other forums, we’ve been fairly successful at customers transitioning from HBX over to SiteCatalyst. But at the same time, going forward, what we’re going to be able to do, is look at HBX and understand the functionality that’s in HBX that customers like because there’s a lot of happy customers on HBX, and make sure that we try to build that functionality that, as a whole, makes for a really compelling offer from SiteCatalyst versus HBX. But at the same time, the most important thing here by far is that we support the customers. And we provide the customers with the experience that they want, that they’re able to move in a timeframe that makes sense to them. And so, what we’re going to try to do is just try to create a compelling offer. We’re still going to be out there competing in the marketplace until this thing closes and just want to work jointly to make sure that, over time, the customers are able to get an experience they want and hopefully, at the end of the day, be able to get a better product they wouldn’t have had otherwise if we were made independent from each other because we think there’s some interesting technologies that we can share. Kyle Evans — Stephens, Inc. — Analyst Last question and I’ll get back in the queue. This, to me, looks like a clear number-one buying, maybe a number-two or three. How should we view the Department of Justice risk going forward on closing? Thanks. Josh James — Omniture Inc. — CEO and Cofounder Sure. So, that’s an interesting question. We certainly don’t sit around and think of our competition as just Visual Sciences, Coremetrics and WebTrends. We think more about Google than we think about anyone else. And so when we think about —it’s hard to rank Google because they’re not charging for their product. And we don’t really see a threat from in the enterprise space yet to-date, but we know that threat’s coming. And it’s something that, over time, we’ve got to be prepared for. www.streetevents.com Contact Us 8 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT Oct. 25. 2007 / 6:00PM, OMTR — Omniture to Acquire Visual Sciences We think that as long as we’re building compelling offerings, the fact that we’re independent will always win out. If we have a product that’s second-tier, third-tier and we’re competing with free, even though it’s a tainted free because it’s someone that’s using your data to make their business better and they’re taking that money out of your pocket one way or another, we think that as long as we have a product that’s compelling and an offering that helps you not only just manage the data, but then takes that and helps you optimize your business in real-time because of that data. It helps you manage your ad-spend across multiple channels, across multiple portals, across Google, Microsoft, Yahoo and everyone else. To the extent that we can help automate that entire process, we’re going to have a great business for the long haul. And we just need to make sure that we have a first-tier product, a first-tier solution so that people aren’t drawn into doing something that they’re going to otherwise regret later because they’re giving their data to someone that’s going to use it and make money off of it one way or the other. So that’s the way that we compete, that we view the competitive landscape. And we know that by bringing these two companies together, it’s going to be that much more compelling for us to be able to work with partners and be able to build more compelling products as we’re going to have more R&D and be able to buy other additional products that are interesting and thereby, create a solution that really leverages the fact that we are independent. And we can help you manage your ad-spend across every channel and that we can help you optimize your business once people come to your business, whether it’s your website or whether it’s your call center. That’s the way that we view the competitive threat — definitely view Google as the front and center competitor, along with Coremetrics and WebTrends, who we believe are probably somebody that can do the same exact thing that we’re trying to do. So we’re just trying to stay ahead of the pack and get ready for the looming threat. Kyle Evans — Stephens, Inc. — Analyst Thank you. Operator With Credit Suisse, your next question comes from Jason Maynard. Please proceed. Jason Maynard — Credit Suisse — Analyst Hi. Good afternoon, guys. Josh James — Omniture Inc. — CEO and Cofounder Hi, Jason. Jason Maynard — Credit Suisse — Analyst A couple of questions here, just as a follow-up. Just in terms of your overview on the revenue synergies, have you guys tried yet to quantify what you think the cross- or up-sell capabilities might be between the respective customer bases in terms of the number of products each customer currently has? And what a hypothetical ISP might be? www.streetevents.com Contact Us 9 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT Oct. 25. 2007 / 6:00PM, OMTR — Omniture to Acquire Visual Sciences Josh James - Omniture Inc. — CEO and Cofounder So the way that we think about that, Jason, is we didn’t go through and say, here’s how many products we can sell into them? We looked at it more from a high level in saying, what’s the average revenue and the average up-sell and average cross-sell that we’re currently seeing? And as you know, we’re only about 12 months into this, into cross-selling additional products into these customers. But looking at how successful we are now in our own customer base and applying those same kind of numbers to the customer base that Visual Sciences has, because we have — ? We think we have more products and more opportunities to do that, like with SearchCenter that’s a fully-baked product now with over 500 customers. We think that there’s an opportunity to them have their customer base perform how our customer base is performing. And to the extent that we can do that, we can make this go from a financially accretive transaction to extremely compelling transaction. And that will take some time but we believe that we can because that’s one of the reasons we took a lot of time at the beginning of this conversation. As we’ve talked to investors over the last several quarters and we’ve talked to analysts, et cetera, it’s not always immediately clear to everyone the advantages of software-as-a-service buying another software-as-a-service company. And there are a lot of advantages. And one of those things is there’s no reason that their customers shouldn’t perform, financially-speaking, the same way our customer perform. It’s just a matter of making sure that the processes that we have in place and the experiences that we’ve had in learning how to interact with them from a technology perspective, from a client service perspective, to be able to take the best of what we know and then also take the best of what they’ve seen. There’s some actually interesting things they’ve done also that we’re interested in applying to our business. And we bring those two together, understanding how those customers should respond. Then it makes this thing go from accretive to something that’s extremely compelling. Jason Maynard — Credit Suisse — Analyst That’s a good point for my follow-up question. And within the preliminary guidance that you’re talking about, where it will be accretive, what are those assumptions that you’re making around cross-selling? Are you assuming, right now, one plus one equals two to get two pro forma accretive, or are you assuming something higher in terms of revenue synergy? Josh James — Omniture Inc. — CEO and Cofounder No, we’re not — we’ll get more specific on revenue as we get in and sort things out. We wanted to — we made one comment in there, the fact that we will be bringing this from perpetual license down to term license will change the model, certainly. It’s not a business that we controlled and ran and owned, so we’ve been fairly conservative in our assumptions, in order to justify this transaction. And we think that’s appropriate. We don’t want to be more than very conservative, because it’s just not ours and we’re not running it yet. So, we looked at the stuff that we understand inside and out, like HBX. We looked at some of the opportunities, how they’ve been performing for the Visual Site out there that we haven’t been involved in because there have been more multi-channel opportunities. www.streetevents.com Contact Us 10 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT Oct. 25. 2007 / 6:00PM, OMTR — Omniture to Acquire Visual Sciences Those are the things that we’re continuing to look at as far as performing down the road, and everything else, we’re being very conservative in how we think about their business. And we’ll give you more details on that as we get down the road, but this thing makes a lot of sense with very conservative revenue projections because there’s also the cost synergies that’ll come fairly rapidly to Omniture. And then in addition to that, we hope that the cross-selling and the up-selling and then their business being able to perform at the same rate that ours is performing because we’ll be selling products that will be more technologically sophisticated as we meld the two products together. We think that gives us a great opportunity for success. And because of that, we think it makes a lot of sense to use shareholders’ money in this sense and go out and bring these two companies together. Jason Maynard — Credit Suisse — Analyst Great. Thank you very much. Congratulations. Josh James — Omniture Inc. — CEO and Cofounder Thanks, Jason. Operator Your next question comes from with [Brent Thill] with Citi. Please proceed. Brent Thill — Citi — Analyst Thanks. Good afternoon. How would you define your individual market share right now in the market that you play in and the collective share obviously, of what this will roll into if this goes through? Josh James — Omniture Inc. — CEO and Cofounder So we look at the top 200,000 websites. And when you look at the top 200,000 websites and you see how many customers each of those have and you add it up, we’ve consistently talked about, over the last few quarters, that out of the top 10,000 sites, we have 8% or 9% penetration. And we know that Visual Sciences has less. And then of sites number 10,000 to 200,000, we have 2% or 3% penetration and we believe that Visual Sciences has comparable penetration. So the majority of the opportunity out there is still green field. When you layer Google on top of that, Google probably has more in the top 200,000 than either of us do. But generally, what we’ve seen is they’re less sophisticated customers or they have less resources internally or they’re not advertising in those places. Because if you’re using Google, the one thing that we have to bank on is the fact that Yahoo is not going to send you a data feed to Google analytics, number one. Number two, if Google analytics tells you to spend more money with Google advertising, you’re just not going to believe that that’s accurate. As transparent as it may be, you’re not going to believe that. So, they are certainly penetrating that market opportunity, also. But what we’ve seen is with the sophisticated folks — and this is going to become a much more sophisticated world. As we help you automate your ad spend and change your ad spend —change it despite the channel, despite the search engine, despite the ad — as we can change that in an automated format and change your website in an automated format with the things we’re doing with Offermatica and TouchClarity, we believe it’s becoming more sophisticated and increase the need for a product like ours that independent. www.streetevents.com Contact Us 11 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT Oct. 25. 2007 / 6:00PM, OMTR — Omniture to Acquire Visual Sciences That being said, the other thing that’s interesting and compelling about this opportunity here at Visual Sciences, despite the fact that it makes sense purely just from a financial perspective, there’s some really interesting technology. And not only technology that Visual Site has that we’d like to meld together with what we have with Discover, but they’ve been very successful in selling that out into other channels. They have several examples of very large contracts they sold into call centers. And when you think about call centers, and you want to watch customers and how they pass through a call center, it’s just like watching them pass through a website. And when you think about how point-of-sale solutions work and kiosks work, it’s very similar to a website. And so the analysis behind it is similar and collecting the data is similar. And collecting the data is just the beginning. They’re still just in the beginning, but they have an ever-expanding market opportunity, there. Because once you’re collecting and managing that data and making that data available in real-time so you can change the interaction with your customer in real-time. Then you’ve created a really compelling solution to not only manage the data, but actually help manage their business like we’re seeing in the online world. And we think that will transpire to other multi-channeled worlds also. Brent Thill — Citi — Analyst Josh, just correct me if I’m wrong. So just to sum up, you believe you’ll have low-teen market share after the combination? Josh James - Omniture Inc. — CEO and Cofounder In the top 10,000 sites, yes. In the top 200,000 sites, which we consider the mid-market opportunity, I would guess that it’s still going to be single to high single digits. Brent Thill — Citi — Analyst Great. Thank you. Josh James — Omniture Inc. — CEO and Cofounder You bet. Operator With JPMorgan, your next question comes from Imran Khan. Please proceed. Lev Polinsky — JPMorgan — Analyst Hi, it’s actually Lev, calling in for Imran. Imran’s traveling right now. A couple of quick questions. I think you slightly went over this on past question, but can you give an indication — I know you’ve talked about how enterprisers to smaller clients for you breakdown along 80/20 or 20/80. Is it similar for the clients you’re acquiring? And then in terms of a geographic breakdown, is there any geographies where you’re going to be acquiring a particular strength where you maybe didn’t have or any color on that? www.streetevents.com Contact Us 12 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT Oct. 25. 2007 / 6:00PM, OMTR — Omniture to Acquire Visual Sciences And finally, I know in the past, you talked about how your competitive wins and it was mostly competitive wins. But to the extent that you had some competitive losses, how many of those were coming against Visual Sciences? Thank you very much. Mike Herring — Omniture Inc. — Executive VP and CFO So, to answer you question, yes on the 80/20 they had a very similar breakdown between larger and smaller customers, although on 1,500 plus customers, the smaller customer [base]. Your second question about international areas, historically, especially with Visual Sciences being on the East Coast, they’ve had a strong East Coast domestic presence. And then, internationally in Europe, they have a strong operation with a lot — most of their big clients there in the UK. So we’ll see a good bold string of — our EMEA investment, which through the two acquisitions we’ve already made earlier this year in the first quarter, we’ve already shown pretty significant investment into that area. What was the third question you had? Jim MacIntyre — Visual Sciences - CEO It was about [losses.] Josh James — Omniture Inc. — CEO and Cofounder As far as losses are concerned, there have been some instances where we lost to Visual Sciences on the high end with some of the more complex installations and where they were thinking about their business from an IT perspective, also, particular in situations where we were selling and they had a really strong IT component, at least from the decision maker’s perspective. If there was a CIO or a VP of IT that had very strong input into the decision, then that was a scenario where we would notice that Visual Sciences would be more effective because they do have a software alternative behind the customer’s firewall. And that’s something that we’ve actually always wanted. At the same time, we didn’t want to confuse the model. That’s something we’ve been very clear on with our investors. Our model’s very simple. It still is complex enough to understand because it’s different than other software companies. But at the same time, the financial model predictability has been very good and very simple. And we want to keep it that way. So we kind of get the best of both worlds here. We get a software product that does help in some of those complex installations. And then also, because they’re going to go to the term license, it won’t affect the financial model too much or create unpredictability, which Mike and I, right now, don’t have to deal with at the end of the quarter. And I don’t want to deal with it at the end of the quarter. And so, that’s the way that we’re going to address that. And I’m actually going to have Jim talk about a couple of things that Visual Sciences is able to do with things like some of the point-of-sales situations and situations like call centers, where they’ve been doing some more hands-on stuff with their customers. And you can see why this might potentially, ultimately expand our market opportunity. Jim MacIntyre — Visual Sciences — CEO Yes, the market opportunity, as Josh has pointed out, that the Internet is really — has been driving this type of real-time analytics. And SiteCatalyst and Visual Site, as well as HBX, have been real leaders in that space over the years. And we’ve raised ahead a lot of the other channels, in terms of their nature. And now, people are starting to digitally connect those other channels. www.streetevents.com Contact Us 13 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT Oct. 25. 2007 / 6:00PM, OMTR — Omniture to Acquire Visual Sciences So once we have our web analytics solution in place, in these enterprise customers, many of them look at the type of analytics we’re able to deliver to them in the straight online channel and look to apply that same type of capability to a digitally connected call center or digitally connected set of kiosks, or points-of-sale. And this is very powerful. It lets us gain more customer information. A bigger piece of the total revenue of the customer comes through and is monitored and analyzed and optimized using our capabilities. So these additional products that we’re now able to offer for the other channels really broaden the addressable market for us as we enter a company. Once we land and have provided the high-quality service that we’re known for, we often get invited to provide these same analytics capabilities added to these other areas, which in some cases are as big as the Internet channel opportunity in the Company. So that’s a significant increase in our addressable market, over time. Lev Polinsky — JPMorgan — Analyst Thank you very much and congratulations. Jim MacIntyre — Visual Sciences — CEO Thank you. Operator Your next question comes from Keith Weiss with Morgan Stanley. Please proceed. Keith Weiss — Morgan Stanley — Analyst Thanks, guys. I appreciate you taking my question. I was wondering if, Josh or Mike, you could talk a little bit about — you’re talking how this is a financial transaction and it has to work on that [sense]. Could you talk a little bit about some of your hurdle rates or what you look to to make this a successful financial transaction? And then, secondarily, Josh, you talked about Omniture being able to achieve a 50% plus growth rate going forward for some time, for the next couple of years. Do you think you’ll be able to maintain that in the combined Omniture and Visual Sciences? Thank you. Mike Herring — Omniture Inc. — Executive VP and CFO I’ll start by answering that question. We look at a lot of different ways of valuing acquisitions when we look at them — not just this one — but all of the ones that we’ve looked at and certainly the four that we have now moved forward on. And I would say that there’s a lot of things that we look at. It’s one of the reasons Josh spent the time talking about the uniqueness of a software-as-a-service company acquiring another software-as-a-service company. We just think that you look at things like the ability to cross-sell products into the acquired customer bases, the value of the acquired customer base as an ongoing annuity stream and where that stream could go going forward. And then because that annuity stream adds on to the existing book of business, what you end up with is a larger book of business overall that drives significant cash flow and earnings down to either reinvestment and operating expense or to the bottom line. And that’s where you really get kind of a multiplicative effect in your ability to drive your next few quarters of growth in terms of dollars. We can reinvest that dollars at a higher rate and really go after it if the opportunity is strong, that’s the way we look at in terms of seeing return on that investment. www.streetevents.com Contact Us 14 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT Oct. 25. 2007 / 6:00PM, OMTR — Omniture to Acquire Visual Sciences Josh, do you want to talk about growth rate? Josh James — Omniture Inc. — CEO and Cofounder Yes. So from an organic perspective, we certainly continue to think that our business has the opportunity to grow north of 50% growth rates. And as I was describing a little bit earlier, Visual Sciences business is not currently growing at north of 50% growth rates. So it will take some time for us to get that business performing the same way that our Omniture business is. As far as the combined growth rate, once again, we’ve got to wait and see and take a look at this business a little more in depth. And we’ll give you guys some guidance on that with a combined growth rate. But certainly, the core business is going to be able to continue to perform at north of 50% growth rates. And we believe that this overall — this business will perform similarly to our business, over time. It’s just the question of exactly when that is. And certainly, one thing that’s been inhibiting the Visual Sciences business has been an inability to spend additional money on marketing. And so we believe — there’s definitely an opportunity here. And we are going to be able to make much louder noise together. And we hope that we’ll be able to get that business performing similar to ours sooner as than later, obviously. Keith Weiss — Morgan Stanley — Analyst Excellent. Thank you very much, guys. Josh James — Omniture Inc. — CEO and Cofounder You bet. Operator Your next question comes from Patrick Walravens with JMP Securities. Please proceed. Patrick Walravens — JMP Securities — Analyst Oh, great. Thanks very much. Congratulations, you guys. This is a big step. Josh James — Omniture Inc. — CEO and Cofounder Thank you. Jim MacIntyre — Visual Sciences — CEO Thanks, Pat. Patrick Walravens — JMP Securities — Analyst Yes. Mike, I guess if you could start out — and you may have to defer this, but I thought I should ask it anyways. When you say it’s going to be accretive, accretive to what? I mean, does that mean that we’re accretive to our consensus to EPS estimate for 2008 or — I’m not sure what that means? www.streetevents.com Contact Us 15 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT Oct. 25. 2007 / 6:00PM, OMTR — Omniture to Acquire Visual Sciences Mike Herring — Omniture Inc. — Executive VP and CFO Well, I’m talking about, again, to our own internal plan, in terms of adding to EPS, going forward post-acquisition. But, I mean, I would say that we’ve been pretty specific in guiding to where that EPS would end up through our operating margin guidance. So next year, we’re saying we’re going to add 100 basis points per quarter after coming out of a Q4 6% target. Patrick Walravens — JMP Securities — Analyst Oh, okay. Great. So, I mean, do you feel you can maintain that expansion of a percentage point per quarter, even with this deal? Mike Herring — Omniture Inc. — Executive VP and CFO Yes. Patrick Walravens — JMP Securities - Analyst Okay. Great. That’s pretty clear. And then, Josh, I guess this is for you. How are you going to integrate the sales forces and are you still going to sell HBX? Josh James — Omniture Inc. - CEO and Cofounder Yes. So obviously, until we’re closed, both companies will be out there selling as much as they possibly can. And then, over time, as far as integrating the sales forces, fortunately, they’re both trained and educated and understand how we’re going to take this thing forward. As far as the VS team, they’re going to continue to go out there and sell the Visual Sciences product, the Visual Site product. And then HBX and SiteCatalyst, as we mentioned, we’re going to let customers continue to do what they need to do and continue to use HBX. And we’re going to try to make it an extremely compelling reason for them to upgrade over to SiteCatalyst, but were not going to hold the gun to customers’ heads. We know that there is — the (inaudible) time line before they’re ready to move. Fortunately, we know how to run this business. We know how to run it and in terms of HBX with the folks that are running it right now, will be kind of like running another data center with SiteCatalyst. So, we’re not worried about being getting those customers moved immediately by any means. We’re going to kind of let the customers do what makes sense for them and then try to build as much functionality as possible into SiteCatalyst, which is already, for the most part, the market. We’ve — like I’ve mentioned — we had dozens and dozens of customers that have moved over. And so we want to give them an even more compelling reason and make sure that we take a look at what HBX is doing that’s unique and compelling and try to build that into SiteCatalyst so SiteCatalyst, as a whole, is a really compelling offering for them. And the most important thing there is just to make sure we’re doing what the customers want. And that’s kind of — we’re not going to commit to anything other than that. And we’ll have to, of course, take into account other things that are happening on the Omniture side. But that’s going to be kind of the guiding light for us. www.streetevents.com Contact Us 16 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT Oct. 25. 2007 / 6:00PM, OMTR — Omniture to Acquire Visual Sciences Patrick Walravens — JMP Securities — Analyst Okay. Great. Well, thanks again. And congratulations on taking this step forward. Josh James — Omniture Inc. — CEO and Cofounder Thanks, Pat. Operator With Canaccord Adams, your next question comes from Richard Baldry. Please proceed. Richard Baldry - Canaccord Adams — Analyst Thanks. It looks like post-acquisition, the combined entity would be left to something — using just today’s balance sheets north of $125 million in cash. Given the scale of this acquisition, do you think that’ll give some pause to the acquisition strategy that you’ve had on an ongoing basis, or do you think that still stays up and running in the interim and post? Josh James — Omniture Inc. — CEO and Cofounder So we’re going to continue to think about our acquisitions strategy similarly. We believe there is a giant opportunity here bringing together these customer bases. We’re bringing them together because we want to have more R&D to build better products and then also because we want a broader footprint so that we can go out and sell them compelling offerings, compelling products and services. So that’s kind of the way that we think about it as far as our acquisitions strategy. It hasn’t changed. But before you ever start an acquisition, you’ve got to make sure that you feel like things at home are taken care of. And so we’re going to be watching that carefully. We built a team before we went public. I spent 18 months pretty much recruiting people and the rest of the executive team is a big part of that creating an organization that had several different people that have been involved and been through many transactions. And we felt like we over-hired purposefully on the managers side back then so that we could have an organization and people in place that are ready for acquisitions. And we’re all — that’s what we’re anticipating is that there will be acquisitions. We’re going to be very, very careful about it and make sure that it always makes sense from a financial standpoint and certainly not swallowing anything that we don’t have the bandwidth to be able to take care of. So that’s kind of the way we think about it — no commitments — certainly one way or the other. But we’ll continue to take a look at it and certainly have the ambition and appetite to go out and do more because we want to build the products and solutions and help these customers over the long haul. Richard Baldry — Canaccord Adams — Analyst And given Omniture’s accelerated organic growth rate and the rapid headcount additions you’ve been adding, there have been some talk about synergies. Do you think that the bottom line is that synergies will come predominantly via, sort of, a slowdown to our headcount growth versus a straight out cutting of absolute headcounts when you put the two companies together? Maybe you can talk about each company’s existing headcounts in terms of scaling those potential synergies. www.streetevents.com Contact Us 17 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT Oct. 25. 2007 / 6:00PM, OMTR — Omniture to Acquire Visual Sciences Josh James - Omniture Inc. — CEO and Cofounder Yes. That’s a fair way to think about it. We’re not going to get into specifics. We want to have — we still have a lot more work to do on specifics and have a lot of people to meet with. One thing, though, that you brought up that is interesting. We have probably 100 open [recs] on our side — a bunch of different headcount that we’re planning on hiring over the next quarter or two. And there’s a lot of opportunities there. So, any folks that maybe already done it in their current job, that may be something else they can easily transition into. In that kind of a situation, it’s going to be great to have someone that has experience already in our current market. So that’s a fair way to look at it. Richard Baldry — Canaccord Adams - Analyst And maybe — and I’m not sure to what degree Jim is free to talk about this — but the bottom line is that he had an option to choose, given the discussion about there being multiple interested parties. There was only a fairly narrow premium to where their stock is trading but given that he’s betting heavily on Omniture’s stock. Could he maybe talk about his thoughts on the competitive landscape, why he chose to partner directly with Omniture and tie his future to that company, specifically? Jim MacIntyre — Visual Sciences — CEO Sure. You know, I think that of almost any company that I’ve followed over the years, Omniture has been — especially in the markets that Visual Sciences has focused on — Omniture has been the most competitive. We’ve competed over the years with Omniture time and time again. I mean, even to the point where Josh and I were walking in opposite directions across the parking lot, I believe, at customer sites. We had an exceptionally, very, very, strong respect for their capability in the market place. And as we looked at it, much as Josh had said, putting two SAS companies together has very specific benefits. The Omniture team knows how to run the business that we’re also in. Our products add additional capability to the overall pool that Omniture has pooled together already. And with that, I think we hit the ground running as a joint team rather than being a place to educate someone on the online world in either one direction or another. So we’re quite pleased with the capability of the Omniture team. I’d like to say that as I got to know the management team here and Josh, that I’ve been quite impressed with their capability to absorb what we’re doing to understand our products and the specific, unique things that we’ve done at Visual Sciences. I think that this, we — as we looked at this potential for our shareholders found Omniture to be the best of the alternatives that we looked at. Richard Baldry — Canaccord Adams — Analyst Thanks. Congratulations. Jim MacIntyre — Visual Sciences — CEO Thanks. www.streetevents.com Contact Us 18 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT Oct. 25. 2007 / 6:00PM, OMTR — Omniture to Acquire Visual Sciences Operator With Friedman, Billings, and Ramsey, your next question comes from David Hilal. Please proceed. David Hilal — Friedman, Billings, Ramsey & Co. — Analyst Great. Thanks. A few questions. I guess first, Josh, I’m still a little confused on what the Discover and Visual Site products will look like. I know you mentioned something Discover OnSite. Is that the combination of those two products? Just walk me through that again, please. Josh James — Omniture Inc. — CEO and Cofounder So Discover OnSite is going to be what the current Visual Site product is. We’re going to rename it to Discover OnSite. David Hilal — Friedman, Billings, Ramsey & Co. — Analyst Okay. So there’ll be a Discover and Discover OnSite product. Josh James — Omniture Inc. — CEO and Cofounder Discover will be the on-demand product and Discover OnSite will be what Visual Site is. And then when we say they’ll kind of meld together over time, there’s some functionality in Visual Site that we want to have in our current Discover product, but the infrastructure for our Discover product is all built out. So over the next couple iterations of each of those products, there’ll be some functionality that comes out of Discover that goes into Visual Site, and there’ll be some functionality that comes out of Visual Site into Discover. And over time, they’ll start to look and feel the same way and we’ll be able to meld those teams together, also, overtime. But for the time being, they’re both doing unique and interesting things for our customers. And so we want to take the best of both worlds and there’s room to let them both exist because one is software-as-a-service and — the other one is a true on-demand hosted model and the other one is more software-as-a-service with managed software (inaudible) for the customers. And then sometimes, purely as a software, where, instead of the perpetual license, we’ll do a term license, so at least the model is the same. But sometimes there’s a need for that out there. And it’ll be interesting to see how we can bring together the best features and functionality of both products into each other. David Hilal - Friedman, Billings, Ramsey & Co. — Analyst Okay. Great. And maybe a question for Jim. It sounds like between HBX and SiteCatalyst, the surviving product when all is said and done is going to be SiteCatalyst. So, until the deal closes, which sounds like to be 6 months, are you guys going to be selling HBX? And I’m just wondering what customers want to buy it knowing it’s going to get sunsetted, eventually. Jim MacIntyre — Visual Sciences — CEO Hi, David. HBX, we intend to continue to sell it just as vigorously as we have been. As Josh said, we’ll look at those products in the future and see how we take the best features of both of them to offer our customers the best overall on-demand web analytics service possible. www.streetevents.com Contact Us 19 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT Oct. 25. 2007 / 6:00PM, OMTR — Omniture to Acquire Visual Sciences I think that the on-demand model, [SAS] model, as Josh described, provides a great deal of opportunity for offering new functionality. And here, I think you see some great features that can come together into an offering that is really a leadership-quality product for all the customers to take advantage of. Josh James — Omniture Inc. — CEO and Cofounder Another thing I’d say is this is our fourth acquisition that’s similar where we’ve acquired a customer base. We acquired Key Lime’s customer base that Overture and Yahoo owned. We acquired the DoubleClick customer base that when they started a partnership with us, they had over 100 customers that were using high-end enterprise customers that transitioned over. And in both those cases, we took functionality that we built into a combined product and were able to offer both customer bases a product that was better than each of us independently was offering. And the same with Instadia acquisition we made over in Scandinavia or in the Nordic region, I should say. So there’s been instances of where we’ve done this in the past. And the nice thing is if a customer is on HBX, and over time, they decide they want to transition to something else, if that’s what they decide, the great thing is when both of those products are operating under one roof, it’s very seamless. It’s not difficult for the customers. It’s not like they’re going and underselling software on 100 different users computers. And it’s not like they’re changing out servers in the back room. There’s just some few minor changes. We can actually do some pretty slick things so the customer actually doesn’t have to even change one thing on their website. It just automatic happens. So when Jim talks about that kind of a combined product, that’s essentially what we’re talking about here is that it’s really easy, from the customer perspective, it’s not going to feel like their ripping anything out and putting anything else in. It’s going to feel like, oh, yesterday, I had this set of functionality. Today, I get this set of functionality. So we think it’s going to be pretty slick. And the bottom line is we’re going to try to do whatever makes sense for the customers because that’s really where the value is here. David Hilal — Friedman, Billings, Ramsey & Co. — Analyst Okay. And Josh, you mentioned and certainly stressed the financial leverage and the main reason for the deal and just some back-of-the-envelope math, it certainly shows that it can be quite accretive. But, I guess, the obvious insinuation is there’s lost of cost to cut [and the] software company, [cuts are] people. So how do you go about keeping the folks that you’re going to want to keep from Visual Sciences because the deal is not going to close for several months? How do you go about keeping them as opposed to them being worried whether they have a job and leave on their own free will? And then specifically for Jim, what is your role going to be, if any, in the combined entity? Josh James — Omniture Inc. — CEO and Cofounder Sure. So the way that we’re thinking about this — there’s, I think just myself in my own shoes, but I think anyone’s shoes here, the combined company is a more interesting company than Omniture was on a standalone basis and then Visual Sciences was on a standalone basis. So if you’re already in this industry and you’re out there and you’re competing and you’re building and you’re trying to change the way business is done, there’s more of an opportunity to do that, post this transaction than there was before. So I think that’ll keep the best people around. www.streetevents.com Contact Us 20 © 2007 Thomson Financial. Republished with perm ission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT Oct. 25. 2007 / 6:00PM, OMTR — Omniture to Acquire Visual Sciences That being said, because of the uncertainty that you mentioned, I think that’s why Visual Sciences put together a packet that they filed that they made sure that some of their best people knew that there would be a way that they would be taken care of. And we’re going to continue to reiterate that as we go around and meet with the different teams. And then we’re just going to overly communicate with folks and make sure they know where our strategies are and plans are as we get to know them. And then also, for anywhere there may be some redundancy, like I mentioned, we have a bunch of open opportunities at Omniture, so their position may change a little bit, but might still stay with the Company. So, that’s kind of the way that we’re going to approach this. Just make sure that we’re as open as we can be, and then also take as much of the unknown out of it because we have pretty clear objectives. Jim MacIntyre — Visual Sciences — CEO David, I spent a significant amount of time, as you’d expect, through this process looking at Omniture, who, as you know, we’ve competed for years in a variety of ways. And I’ve spent enough time with Josh and the team here to realize that I’m excited about the opportunity and that we’re exploring all the possible ways that I can help Omniture. At the very least, I’m going to continue to drive the Visual Sciences platform, Visual Site product business that I know best. And I’m going to encourage the team that’s worked with me over the years in that and other parts of the business that I’ve taken on over the last year to very seriously consider this as the terrific opportunity that I think that it is for them. David Hilal — Friedman, Billings, Ramsey & Co. — Analyst All right. Thank you, guys. Jim MacIntyre — Visual Sciences — CEO Yes. Mike Look — Omniture Inc. — IR All right, operator. We have time for one last caller. Operator Thanks and your last question comes from the line of Piper Jaffray with Mr. Aaron Kessler. Please proceed. Aaron Kessler — Piper Jaffray — Analyst Thanks, guys. Congratulations on the deal. Just a couple of questions for you. In terms of any architectural — from an architectural standpoint, anything that you can learn from each other on that standpoint? And also, how does the acquisition from the Omniture view change your assumptions on your long-term operating margins? Thank you. Josh James — Omniture Inc. — CEO and Cofounder Sure. So this is Josh. I don’t know that it changes our long-term operating margins. It may accelerate them over time, if you think about it with VS versus without. We think this helps us in our organization get bigger faster and then certainly because they’re a profitable company accretive, that gives us some extra handle there. www.streetevents.com Contact Us 21 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT Oct. 25. 2007 / 6:00PM, OMTR — Omniture to Acquire Visual Sciences But, what was the first question? Aaron Kessler — Piper Jaffray — Analyst From an architectural standpoint — ? Josh James — Omniture Inc. — CEO and Cofounder Sure, so from an architectural standpoint, I think that’s one of the meetings that we’re most excited to go to. And all the non-technical executives probably just want to sit on the side lines and watch the technical folks learn from each other because for a large part, we’re doing things that no one else is doing in many cases and we’re trying to solve things that no one else has solved. And VS folks have been doing that on their side. So, I’m sure that there’s a lot of synergies there and a lot of things that we can learn about from a technological perspective. So that’s going to be really exciting and I think something else that will definitely help out the combined company. Aaron Kessler — Piper Jaffray — Analyst Great. Congrats once again. Jim MacIntyre — Visual Sciences — CEO Thanks, again. Josh James - Omniture Inc. — CEO and Cofounder All right, everybody. Thanks you again for your time. We look forward to following up with each of you. And I want to once again express our concern for the folks out in San Diego. Hopefully, everything turns out okay for you guys. Thank you. Operator Thank you for your attendance in today’s conference. This concludes your presentation. You may now disconnect. Good day. DISCLAIMER Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2007, Thomson Financial. All Rights Reserved. 1678446-2007-10-26T14:50:26.370 www.streetevents.com Contact Us 22 © 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.